UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  March 25, 2004

                      GLOBAL DIGITAL SOLUTIONS, INC.
         (Exact name of registrant as specified in its charter)

               NEW JERSEY                            22-3392051
  (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization                Identification No.)


            777 South Flagler Drive
            West Tower, Suite 800
           West Palm Beach, FL                             33401
 (Address of principal executive offices)                (Zip Code)

       Registrant's Telephone number, including area code: 561-515-6027





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ITEM 5.   OTHER EVENTS

Pursuant to the merger of Global Digital Solutions, Inc., a Florida corporation and Creative Beauty Supply, Inc. on March 25, 2004 has entered into three-year employment contracts with current employees of Global, William Delgado, Brent Neville and Richard Watts.


Exhibits:

(c)(1)Employment agreement between Global Digital Solutions and William
Delgado

(2)Employment agreement between Global Digital Solutions and Brent
Neville

(3)Employment agreement between Richard M. Watts, Jr.




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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 17, 2004


Global Digital Solutions, Inc.




   /s/Jerome C. Artigliere
By:-------------------------------
   Jerome C. Artigliere
   Chief Executive Officer